                                                                     EXHIBIT 4.1



                                 TRUST AGREEMENT

                            Dated as of June 1, 2000

                                     between

                        ARCADIA RECEIVABLES FINANCE CORP.

                                       and

                            WILMINGTON TRUST COMPANY
                                  Owner Trustee



                 ASSOCIATES AUTOMOBILE RECEIVABLES TRUST 2000-1

                                TABLE OF CONTENTS

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
ARTICLE I           DEFINITIONS...................................................................................1
         SECTION 1.1.          Definitions........................................................................1
         SECTION 1.2.          Usage of Terms.....................................................................3
         SECTION 1.3.          Section References.................................................................4
         SECTION 1.4.          Action by or Consent of Certificateholders.........................................4

ARTICLE II          CREATION OF TRUST.............................................................................4
         SECTION 2.1.          Creation of Trust..................................................................4
         SECTION 2.2.          Office.............................................................................4
         SECTION 2.3.          Purposes and Powers................................................................4
         SECTION 2.4.          Appointment of Owner Trustee.......................................................5
         SECTION 2.5.          Initial Capital Contribution of Trust Estate.......................................5
         SECTION 2.6.          Declaration of Trust...............................................................5
         SECTION 2.7.          Liability of the Certificateholders................................................6
         SECTION 2.8.          Title to Trust Property............................................................6
         SECTION 2.9.          Situs of Trust.....................................................................6
         SECTION 2.10.         Representations and Warranties of the Depositor....................................6
         SECTION 2.11.         Federal Income Tax Treatment.......................................................7
         SECTION 2.12.         Covenants of the Certificateholders................................................8

ARTICLE III         THE CERTIFICATES..............................................................................9
         SECTION 3.1.          Initial Ownership..................................................................9
         SECTION 3.2.          The Certificates...................................................................9
         SECTION 3.3.          Authentication of Certificates.....................................................9
         SECTION 3.4.          Registration of Transfer and Exchange of Certificates.............................10
         SECTION 3.5.          Mutilated, Destroyed, Lost or Stolen Certificates.................................12
         SECTION 3.6.          Persons Deemed Owners.............................................................12
         SECTION 3.7.          Access to List of Certificateholders' Names and Addresses.........................12
         SECTION 3.8.          Maintenance of Office or Agency...................................................13
         SECTION 3.9.          Appointment of Paying Agent.......................................................13

ARTICLE IV          ACTIONS BY OWNER TRUSTEE.....................................................................13
         SECTION 4.1.          Restriction on Power of Certificateholders........................................13
         SECTION 4.2.          Prior Notice to Certificateholders with Respect to Certain Matters................13
         SECTION 4.3.          Action by Certificateholders with Respect to Bankruptcy...........................14
         SECTION 4.4.          Restrictions on Certificateholders' Power.........................................14

ARTICLE V           APPLICATION OF TRUST FUNDS; CERTAIN DUTIES...................................................15
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
         SECTION 5.1.          Trust Accounts....................................................................15
         SECTION 5.2.          Application of Funds in Certificate Distribution Account..........................16
         SECTION 5.3.          Method of Payment.................................................................17
         SECTION 5.4.          No Segregation of Monies; No Interest.............................................17
         SECTION 5.5.          Accounting; Reports; Tax Returns..................................................17

ARTICLE VI          AUTHORITY AND DUTIES OF OWNER TRUSTEE........................................................18
         SECTION 6.1.          General Authority.................................................................18
         SECTION 6.2.          General Duties....................................................................18
         SECTION 6.3.          Action upon Instruction...........................................................19
         SECTION 6.4.          No Duties Except as Specified in this Agreement or
                               in Instructions...................................................................20
         SECTION 6.5.          No Action Except under Specified Documents or Instructions........................21
         SECTION 6.6.          Restrictions......................................................................21
         SECTION 6.7.          Administration Agreement..........................................................21

ARTICLE VII         CONCERNING THE OWNER TRUSTEE.................................................................22
         SECTION 7.1.          Acceptance of Trustee and Duties..................................................22
         SECTION 7.2.          Furnishing of Documents...........................................................23
         SECTION 7.3.          Representations and Warranties....................................................23
         SECTION 7.4.          Reliance; Advice of Counsel.......................................................24
         SECTION 7.5.          Not Acting in Individual Capacity.................................................24
         SECTION 7.6.          Owner Trustee Not Liable for Certificates, Notes or Receivables...................24
         SECTION 7.7.          Owner Trustee May Own Certificates and Notes......................................25

ARTICLE VIII        COMPENSATION OF OWNER TRUSTEE................................................................25
         SECTION 8.1.          Owner Trustee's Fees and Expenses.................................................25
         SECTION 8.2.          Indemnification...................................................................25
         SECTION 8.3.          Non-recourse Obligations..........................................................26

ARTICLE IX          TERMINATION..................................................................................26
         SECTION 9.1.          Termination of the Trust..........................................................26

ARTICLE X           SUCCESSOR OWNER TRUSTEES AND ADDITIONAL
                    OWNER TRUSTEES...............................................................................28
         SECTION 10.1.         Eligibility Requirements for Owner Trustee........................................28
         SECTION 10.2.         Resignation or Removal of Owner Trustee...........................................28
         SECTION 10.3.         Successor Owner Trustee...........................................................29
         SECTION 10.4.         Merger or Consolidation of Owner Trustee..........................................29
         SECTION 10.5.         Appointment of Co-Trustee or Separate Trustee.....................................29

ARTICLE XI          MISCELLANEOUS PROVISIONS.....................................................................31
         SECTION 11.1.         Amendment.........................................................................31
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
         SECTION 11.2.         No Recourse.......................................................................32
         SECTION 11.3.         No Petition.......................................................................32
         SECTION 11.4.         Governing Law.....................................................................32
         SECTION 11.5.         Severability of Provisions........................................................32
         SECTION 11.6.         Certificates Nonassessable and Fully Paid.........................................32
         SECTION 11.7.         Third-Party Beneficiaries.........................................................33
         SECTION 11.8.         Counterparts......................................................................33
         SECTION 11.9.         Notices...........................................................................33

Exhibit A     --    Form of Certificate of Trust........................................................        A-1

Exhibit B     --    Form of Certificate.................................................................        B-1

Exhibit C     --    Form of Representation Letter.......................................................        C-1

                  THIS TRUST AGREEMENT, dated as of June 1, 2000, is made between Arcadia Receivables Finance Corp., a Delaware corporation (the "Seller"), and Wilmington Trust Company, a Delaware banking corporation, as Owner Trustee (in such capacity, the "Owner Trustee").

                  In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1. Definitions. All terms defined in the Sale and Servicing Agreement (defined below) shall have the same meaning in this Agreement. Whenever capitalized and used in this Agreement, the following words and phrases, unless otherwise specified, shall have the following meanings:

                  Administration Agreement: The Administration Agreement, dated as of June 22, 2000, between the Administrator and the Trust, as the same may be amended and supplemented from time to time.

                  Administrator: Wilmington Trust Company, a Delaware banking corporation, or any successor Administrator under the Administration Agreement.

                  AFL: Arcadia Financial Ltd., a Minnesota corporation, and its successors in interest.

                  Agreement or "this Agreement": This Trust Agreement, all amendments and supplements hereto and all exhibits and schedules to any of the foregoing.

                  Authentication Agent: Wilmington Trust Company, or its successor in interest, and any successor authentication agent appointed as provided in this Agreement.

                  Business Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as the same may be amended from time to time.

                  Certificate: A certificate executed by the Owner Trustee on behalf of the Trust evidencing a fractional undivided interest in the Trust, substantially in the form attached hereto as Exhibit B.

                  Certificate Distribution Account: The account designated as the Certificate Distribution Account in, and which is established and maintained pursuant to, Section 5.1.

                  Certificate Majority: Holders of Certificates representing more than 50% of the interests of the Certificateholders as a whole.

                  Certificate of Trust: The Certificate of Trust in the form of Exhibit A hereto filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

                  Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 3.4.

                  Certificateholder or Holder: A Person in whose name a Certificate is registered in the Certificate Register.

                  Code: The Internal Revenue Code of 1986, and applicable federal regulations promulgated thereunder, as the same may be amended from time to time.

                  Corporate Trust Office: The principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention:
Corporate Trust Administration; the telecopy number for such office on the date of the execution of this Agreement is (302) 651-8882.

                  Depositor: The Seller in its capacity as depositor hereunder.

                  Dissolution Event: With respect to the Depositor, the termination or dissolution of such Person, or the occurrence of an Insolvency Event with respect to such Person.

                  Eligible Investments: The meaning assigned to such term in the Sale and Servicing Agreement.

                  ERISA: The meaning assigned to such term in Section 3.4(e).

                  Expenses: The meaning assigned to such term in Section 8.2.

                  Indemnified Parties: The meaning assigned to such term in
Section 8.2.

                  Owner or Certificate Owner: With respect to any Certificate, the Certificateholder.

                  Owner Trustee: Wilmington Trust Company, or its successor in interest, acting not individually but solely as trustee, and any successor trustee appointed as provided in this Agreement.

                  Paying Agent: Any paying agent or co-paying agent appointed pursuant to Section 3.9, which initially shall be Wilmington Trust Company.



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                  Record Date: With respect to any Distribution Date, the close of business on the last Business Day immediately preceding such Distribution
Date.

                  Related Documents: The Sale and Servicing Agreement, the Indenture, the Certificates, the Notes, the Purchase Agreement, the Custodian Agreement, the Administration Agreement, the Lockbox Agreement, the Depository Agreement, the letter agreement between Associates Corporation of North America and the underwriters of the Notes and the Underwriting Agreement among AFL, the Seller and the underwriters of the Notes. The Related Documents executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

                  Sale and Servicing Agreement: The Sale and Servicing Agreement, dated as of June 1, 2000, among the Trust, the Seller and AFL, in its individual capacity and as Servicer, as the same may be amended and supplemented from time to time.

                  Secretary of State: The Secretary of State of the State of Delaware.

                  Seller: Arcadia Receivables Finance Corp., a Delaware corporation, or its successor in interest.

                  Servicer's Certificate: The Monthly Report delivered by the Servicer to the Trust pursuant to Section 3.9 of the Sale and Servicing Agreement.

                  Trust: The trust created by this Agreement, the estate of which consists of the Trust Property.

                  Trust Accounts: The Collection Account, the Reserve Account, the Certificate Distribution Account, the Note Interest Distribution Account and the Principal Distribution Account.

                  Trust Property: The property and proceeds of every description conveyed pursuant to Section 2.5 hereof and Section 2.1 of the Sale and Servicing Agreement, together with the Trust Accounts (including all Eligible Investments therein and all proceeds therefrom).

                  SECTION 1.2. Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation." To the extent that definitions are contained in this Agreement, or in any such certificate or other document, such definitions shall control.



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                  SECTION 1.3. Section References. All references to Articles,
Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

                  SECTION 1.4. Action by or Consent of Certificateholders. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by a Certificate Majority. Except as expressly provided herein, any written notice or consent of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Holders of the Certificates evidencing not less than a Certificate Majority at the time of the delivery of such notice.

                                   ARTICLE II

                                CREATION OF TRUST

                  SECTION 2.1. Creation of Trust. There is hereby formed a trust to be known as "Associates Automobile Receivables Trust 2000-1," in which name the Trust may conduct business, make and execute contracts and other instruments and sue and be sued.

                  SECTION 2.2. Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Depositor.

                  SECTION 2.3. Purposes and Powers. The purpose of the Trust is, and the Trust shall have the power and authority, to engage in the following activities:

                           (i) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement and to sell the Notes;

                           (ii) with the proceeds of the sale of the Notes, to fund the Reserve Account, to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Seller pursuant to the Sale and Servicing Agreement and this Agreement;

                           (iii) to assign, grant, transfer, pledge, mortgage and convey the Trust Property to the Indenture Trustee on behalf of the Noteholders and to hold, manage and distribute to the Certificateholder pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Property released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

                           (iv) to enter into and perform its obligations under the Related Documents to which it is to be a party;




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                           (v) to engage in those activities, including entering
         into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                           (vi) subject to compliance with the Related
         Documents, to engage in such other activities as may be required in connection with conservation of the Trust Property and the making of distributions to the Certificateholders and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or expressly authorized by the terms of this Agreement or the Related Documents.

                  SECTION 2.4. Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein, and the Owner Trustee hereby accepts such appointment.

                  SECTION 2.5. Initial Capital Contribution of Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $10. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Property and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

                  SECTION 2.6. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein, subject to the interests and rights in the Trust Property granted to other Persons by the Related Documents. It is the intention and agreement of the parties hereto that the Trust constitutes a business trust under the Business Trust Statute and that this Agreement constitutes the governing instrument of such business trust. It is the intention and agreement of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a partnership. None of the parties hereto shall make the election provided in Treasury Regulation Section 301.7701-3(c) to have the Trust classified as an association taxable as a corporation. The parties agree that, unless otherwise required by appropriate tax authorities, the Servicer, on behalf of the Trust, will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. On the date hereof, the Owner Trustee shall file the Certificate of Trust required by Section 3810(a) of the Business Trust Statute in the Office of the Secretary of State. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.


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                  SECTION 2.7. Liability of the Certificateholders. Except as
otherwise provided herein, no Certificateholders shall have any personal liability or obligation of the Trust or by reason of any action taken by the parties to this Agreement pursuant to any provisions of this Agreement or any Related Document.

                  SECTION 2.8. Title to Trust Property.

                  (a) Legal title to all the Trust Property shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Property to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

                  (b) The Certificateholders shall not have legal title to any part of the Trust Property. The Certificateholders shall be entitled to receive distributions with respect to its undivided beneficial ownership interest in the Trust only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest by any Certificateholder of its beneficial ownership interest in the Trust Property shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

                  SECTION 2.9. Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee, the Servicer or any agent of the Trust from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware, and payments will be made by the Trust only from Delaware. The only office of the Trust will be at the Corporate Trust Office in Delaware.

                  SECTION 2.10. Representations and Warranties of the Depositor. By execution of this Agreement, the Depositor makes the following representations and warranties with respect to itself on which the Owner Trustee relies in accepting the Trust Property in trust and issuing the Certificates.

                  (a) Organization and Good Standing. It has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and as such business is currently conducted and is proposed to be conducted pursuant to this Agreement and the Related Documents.

                  (b) Due Qualification. It is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property, the conduct of its business and the performance of its obligations under this Agreement and the Related Documents requires such qualification.


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                  (c) Power and Authority. It has the power and authority to execute and deliver this Agreement and its Related Documents and to perform its obligations pursuant thereto; and the execution, delivery and performance of this Agreement and its Related Documents have been duly authorized by all necessary corporate action.

                  (d) No Consent Required. No consent, license, approval or authorization or registration or declaration with, any Person or with any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement and the Related Documents, except for such as have been obtained, effected or made.

                  (e) No Violation. The consummation of the transactions contemplated by this Agreement and its Related Documents and the fulfillment of its obligations under this Agreement and its Related Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, its certificate of incorporation or by-laws, or any indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate any law, order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties.

                  (f) No Proceedings. There are no proceedings or investigations pending or, to its knowledge, threatened against it before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over it or its properties, (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (C) seeking any determination or ruling that might materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates.

                  SECTION 2.11. Federal Income Tax Treatment. The Seller and the Owner Trustee agree to treat, and to take no action inconsistent with the treatment of, the Notes as indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Furthermore, subject to Section 4.1, the Seller and the Owner Trustee shall treat the Trust as a security device only, and shall not file tax returns or obtain an employer identification number on behalf of the Trust.

                  In the event that any class of Notes is deemed to represent an equity interest in the Trust, the Trust shall be treated for federal income tax purposes as a partnership among the Holders of such Notes and the Seller. In the event such a partnership if deemed to exist, the net income of the Trust for any month as determined for federal income tax purposes (and each item of income, gain, loss, deduction and credit, if any, entering into the computation thereof) shall be allocated:




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                           (a) among the Certificateholders in equal
         proportions; and

                           (b) in the event the Noteholders of any class are deemed to be partners of the partnership created hereby, among such Noteholders as of the first Determination

         Date following the end of such month in proportion to their ownership of the principal amount of Notes of such class on such date, in an amount of such income up to the sum of the monthly Interest Distributable Amount for such class for the related Distribution Date, and the balance thereof shall be allocated to the Certificateholders in accordance with clause (a) above. If the net income of the Trust for any succeeding month is insufficient for the allocations to Noteholders described in this clause (b), if applicable, net income shall first be allocated to such Noteholders to make up such shortfall before being allocated to Certificateholders as provided above.

                           In the event the Noteholders of any class are deemed to be partners of the partnership created hereby, net losses of the Trust, if any, for any month as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Certificateholders to the extent the Certificateholders are reasonably expected to bear the economic burden of such net losses, then net losses shall be allocated among the Noteholders as of the first Determination Date following the end of such month in proportion to their ownership of principal amount of Notes of such class on such Determination Date. The Certificateholders are authorized to modify the allocations in this paragraph if necessary or appropriate, in their sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Certificateholders or the Noteholders, or to comply with the provisions of the Code and the accompanying Treasury Regulations.

                  SECTION 2.12. Covenants of the Certificateholders. Each Certificateholder by becoming the owner of the Certificates agrees:

                           (a) to be bound by the terms and conditions of the Certificates of which such Certificateholder is the owner and of this Agreement, including any supplements or amendments hereto and to perform the obligations of a Certificateholder as set forth therein or herein, in all respects as if it were a signatory hereto. This undertaking is made for the benefit of the Trust, the Owner Trustee, and any other future Certificateholders;

                           (b) to hereby appoint the Depositor as such Owner's agent and attorney- in-fact to sign any federal income tax information return filed on behalf of the Trust and agree that, if requested by the Trust, it will sign such federal income tax information return in its capacity as holder of an interest in the Trust. Each Owner also hereby agrees that in its tax returns it will not take any position inconsistent with those taken in any tax returns filed by the Trust;

                           (c) if such Owner is other than an individual or other entity holding its Certificate through a broker who reports securities sales on Form 1099-B, to notify the Owner Trustee of any transfer by it of a Certificate in a taxable sale or exchange, within 30 days of the date of the transfer; and

                           (d) until the completion of the events specified in
         Section 9.1(e), not to, for any reason, institute proceedings for the Trust to be adjudicated a bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of its property, or cause or permit the Trust to make any assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or declare or effect a moratorium on its debt or take any action in furtherance of any such action.

                                   ARTICLE III

                                THE CERTIFICATES

                  SECTION 3.1. Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Certificates, the Depositor shall be the sole beneficiary of the Trust.

                  SECTION 3.2. The Certificates. The Certificates shall be evidenced by a single certificate issued on the Closing Date to Arcadia Receivables Finance Corp. VI. The Certificates shall be executed on behalf of the Trust by the Owner Trustee by manual or facsimile signature of any authorized signatory of the Owner Trustee having such authority under the Owner Trustee's seal imprinted or otherwise affixed thereon and attested on behalf of the Owner Trustee by the manual or facsimile signature of any authorized signatory of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Owner Trustee shall be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates.

                  SECTION 3.3. Authentication of Certificates. Simultaneously with the sale, assignment and transfer to the Trust of the Receivables and the delivery to the Owner Trustee of the Receivable Files and the other Trust Property pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause a single Certificate to be executed on behalf of the Trust, authenticated and delivered to or upon the order of Arcadia Receivables Finance Corp. VI. No Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit B, executed by the Owner Trustee or the Authentication Agent, by manual or facsimile signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. Wilmington Trust Company is hereby initially appointed as Authentication Agent. All Certificates shall be dated the date of their authentication.

                  SECTION 3.4. Registration of Transfer and Exchange of Certificates.

                           (a) The Certificate Registrar shall maintain, or cause to be maintained, at the office or agency maintained pursuant to
         Section 3.8, a Certificate Register in which,

         subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as provided in this Agreement. The Owner Trustee is hereby appointed initial Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as provided in this Agreement.

                           (b) Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.8, and compliance with subsection (c), the Owner Trustee shall execute, authenticate and deliver (or shall cause the Authentication Agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates, dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Holder, Certificates may be exchanged for other Certificates of the same class in authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.8.

                           (c) (1) No transfer of a Certificate shall be made by Arcadia Receivables Finance Corp. VI or any other Person unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws or is made in accordance with the Act and laws. In the event that any such transfer is to be made, (A) the Depositor may require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Act and laws or is being made pursuant to the Act and laws, which Opinion of Counsel shall not be an expense of the Owner Trustee or the Depositor, and (B) the Owner Trustee shall require the transferee to execute an investment letter substantially in the form of Exhibit C attached hereto, which investment letter shall not be an expense of the Owner Trustee or the Depositor. Any Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Owner Trustee, the Depositor and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. In addition, no transfer of a Certificate shall be made by Arcadia Receivables Finance Corp. VI or any other person to an Affiliate of the Servicer or the Seller without (i) the written Opinion of Counsel acceptable to and in form and substance satisfactory to the Depositor that in the event the Servicer or the Seller became a debtor under the United States Bankruptcy Code, a court exercising reasonable judgment under then existing statutes and precedents would not order that the assets of such Affiliate be consolidated with those of the

         Servicer or the Seller, which opinion shall not be an expense of the Owner Trustee or the Depositor, and (ii) written notification from each Rating Agency to the effect that such transfer will not cause such Rating Agency to downgrade its then-current ratings, if any, of any of the Notes below the lower of the then-current rating or the rating assigned to such Notes as of the Closing Date by such Rating Agency.

                                    (2) Any transfer, sale or other disposition
         not in compliance with the provisions of this Section 3.4(c) shall be deemed to be void and of no legal force or effect whatsoever and such transferee shall be deemed to not be the Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Certificate, and shall be deemed to have no interest whatsoever in such Certificate.

                           (d) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any expense, tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                           (e) The Certificates may not be acquired by or for the account of (i) a pension, profit sharing or other employee benefit plan, or an individual retirement account or Keogh plan, subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (a "Benefit Plan"), or (ii) any entity whose underlying assets include "plan assets" (within the meaning of Department of Labor ("DOL") Regulation Section 2510.3-101, 29 C.F.R. Section 2510.3-101 or otherwise under ERISA) by reason of a Benefit Plan's investment in the entity, including, without limitation, an insurance company acting on behalf of its general account.

                           (f) Notwithstanding anything contained herein to the contrary, the Owner Trustee and the Certificate Registrar shall not be responsible for ascertaining whether any transfer complies with the registration provisions or exemptions from the Act, the Securities and Exchange Act of 1934, as amended, or applicable state securities law or the Investment Company Act of 1940, as amended; provided, however, that if a certificate is specifically required to be delivered to the Owner Trustee by a purchaser or transferee of a Certificate, the Owner Trustee shall be under a duty to examine the same to determine whether it conforms to the requirements of this Agreement and shall promptly notify the party delivering the same if such certificate does not so conform.

                           (g) Notwithstanding the preceding provisions of this Section, the Owner Trustee shall not be required to make, and the Certificate Registrar shall not be required to register, transfers or exchanges of Certificates for a period of 15 days preceding the due date for any payment with respect to the Certificates.

                  SECTION 3.5. Mutilated, Destroyed, Lost or Stolen
Certificates.

                  If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Owner Trustee that such Certificate has been acquired by a bona fide purchaser, the Owner Trustee on behalf of the Trust shall execute, authenticate and deliver (or the Authentication Agent shall authenticate and deliver), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor. In connection with the issuance of any new Certificate under this
Section 3.5, the Owner Trustee may require the payment of a sum sufficient to cover any expense, tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Owner Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 3.5 shall constitute conclusive evidence of beneficial ownership in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 3.6. Persons Deemed Owners.

                  Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.2 and for all other purposes whatsoever, and neither the Owner Trustee, the Certificate Registrar nor any agent of the Owner Trustee or the Certificate Registrar shall be affected by any notice to the contrary.

                  SECTION 3.7. Access to List of Certificateholders' Names and Addresses.

                  The Owner Trustee shall furnish or cause to be furnished to the Servicer, within 15 days after receipt by the Owner Trustee of a written request therefor, a list, in such form as the Servicer may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders. If three or more Certificateholders of a Class, or one or more Certificateholders holding not less than 25% of the interests of the Certificateholders as a whole (hereinafter referred to as "Applicants"), apply in writing to the Owner Trustee, and such application states that the Applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such Applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access, during normal business hours, to the current list of Certificateholders. Every Certificateholder, by receiving and holding a Certificate, agrees that none of the Servicer or the Owner Trustee, nor any agent thereof, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders under this Agreement, regardless of the source from which such information was derived.

                  SECTION 3.8. Maintenance of Office or Agency. The Owner Trustee shall maintain in Wilmington, Delaware, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Related Documents may be served. The Owner Trustee initially designates Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 as its principal corporate trust office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and to the Certificateholder of any change in the location of the Owner Trustee of any such office or agency.

                  SECTION 3.9. Appointment of Paying Agent. The Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Trust hereby appoints Wilmington Trust Company as Paying Agent. Wilmington Trust Company shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee. In the event that Wilmington Trust Company shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee, and upon removal of a Paying Agent, such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.1, 7.3, 7.4 and 8.1 shall apply to the Owner Trustee also in its role as Paying Agent for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other Paying Agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

                                   ARTICLE IV

                            ACTIONS BY OWNER TRUSTEE

                  SECTION 4.1. Restriction on Power of Certificateholders. The Certificateholders shall not have any right to vote or in any manner otherwise control the operation and management of the Trust except as expressly provided in this Agreement.

                  SECTION 4.2. Prior Notice to Certificateholders with Respect to Certain Matters. The Owner Trustee shall not take any of the following actions, unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders has withheld consent or provided alternative direction:

                           (a) the initiation of any material claim or lawsuit by the Trust except claims or lawsuits brought in connection with the collection of the Receivables and the compromise of any material action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Receivables);

                           (b) the election by the Trust to file an amendment to the Certificate of Trust unless such amendment is required to be filed under the Business Trust Statute;

                           (c) the amendment of the Indenture by a supplemental indenture (i) in circumstances where the consent of any Noteholder is required or (ii) in circumstances where the consent of the Noteholders is not required unless such amendment would not, based upon an Opinion of Counsel on which the Owner Trustee may rely, materially and adversely affect the interests of the Certificateholders; or

                           (d) the amendment, change or modification of the Administration Agreement or the Sale and Servicing Agreement, unless such amendment would not, based upon an Opinion of Counsel on which the Owner Trustee may rely, materially and adversely affect the interests of the Certificateholders.

                  SECTION 4.3. Action by Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior written consent of the Certificateholders and the delivery to the Owner Trustee by the Certificateholders of a certificate certifying that the Certificateholders reasonably believe that the Trust is insolvent.

                  SECTION 4.4. Restrictions on Certificateholders' Power. The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Related Documents or would be contrary to Section 2.3, nor shall the Owner Trustee be obligated to determine if a Certificateholder's direction violates this Section
4.4 or to follow any such direction, if given.

                                    ARTICLE V

                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

                  SECTION 5.1. Trust Accounts.

                           (a) On or prior to the Closing Date, the Depositor shall cause the Servicer to establish the Certificate Distribution Account in the name of the Owner Trustee for the benefit of the Certificateholders. The Certificate Distribution Account shall be an Eligible Account and initially shall be a segregated trust account established with the Owner Trustee and maintained with the Owner Trustee.

                           (b) The Trust shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. If, at any time, the Certificate Distribution Account ceases to be an Eligible Account, the Owner Trustee shall within 5 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Certificate Distribution Account as an Eligible Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account.

                           (c) All amounts held in the Certificate Distribution Account shall, to the extent permitted by applicable laws, rules and regulations, be invested by the Paying Agent in Eligible Investments pursuant to the written instructions of the Administrator that mature not later than one Business Day prior to the Distribution Date for the Monthly Period to which such amounts relate. Investments in Eligible Investments shall be made in the name of the Trust, and such investments shall not be sold or disposed of prior to their maturity. Any investment of funds in the Certificate Distribution Account shall be made in Eligible Investments held by a financial institution with respect to which (a) such institution has noted the Trust's interest therein by book entry or otherwise and (b) a confirmation of the Trust's interest has been sent to the Owner Trustee by such institution, provided that such Eligible Investments are (i) specific certificated securities, and (ii) either (A) in the possession of such institution or (B) in the possession of a clearing corporation in New York or Delaware, registered in the name of such clearing corporation, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Trust's security interest therein, and held by such clearing corporation in an account of such institution. Subject to the other provisions hereof, the Paying Agent shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Trust or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Trust in a manner which complies with this Section
         5.1. All interest, dividends, gains upon sale and other income from, or earnings on investment of funds in the Certificate Distribution Account shall be distributed on the next Distribution Date pursuant to Section 5.2(a). The Servicer shall deposit in the Certificate Distribution Account an amount equal to any net loss on such investments immediately as realized.

                  SECTION 5.2. Application of Funds in Certificate Distribution Account.

                           (a) On each Distribution Date, the Paying Agent will, based on the information contained in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.9 of the Sale and Servicing Agreement, distribute to Certificateholders, on a pro rata basis to the extent of the funds available, amounts and deposited in the Certificate Distribution Account pursuant to the Sale and Servicing Agreement.

                           (b) On the Distribution Date following the date on which amounts received in respect of the Servicer's exercise of its option to purchase the corpus of the Trust pursuant to Section 9.1(a) of the Sale and Servicing Agreement are deposited in the Certificate Distribution Account, the Paying Agent will distribute such amounts to Certificateholders in the manner described in Section 5.2(a).


                           (c) On the Distribution Date following the date on which the Indenture Trustee makes payments of money or property in respect of liquidation of the Trust Property pursuant to Section 5.06 of the Indenture and deposits funds received in connection with such liquidation in the Certificate Distribution Account, the Paying Agent will distribute such funds to Certificateholders in the manner described in Section 5.2(a).

                           (d) On each Distribution Date, the Owner Trustee shall send or cause to be sent to each Certificateholder the statement required pursuant to Section 4.8 of the Sale and Servicing Agreement.

                           (e) To the extent required by the Code, the Servicer shall notify the Paying Agent of the amount, if any, to be withheld, and the Paying Agent shall withhold from each payment due hereunder or under any Certificate, United States withholding taxes at the appropriate rate, and, on a timely basis, to deposit such amounts with an authorized depository and make such returns, filings and other reports in connection therewith as are required of it under the Code. Any Certificateholder which is eligible for an exemption from or reduction of withholding of United States federal income taxes shall, from time to time, provide to the Servicer, the Owner Trustee and the Paying Agent in a timely manner all appropriate and properly completed forms indicating such eligibility, as may be necessary to permit the Paying Agent not to withhold taxes from payments due to such Certificateholder. In connection with the foregoing, upon request, the Owner Trustee shall promptly furnish or cause to be furnished to each Certificateholder in a timely fashion such U.S. Treasury forms as are required by the Code to be furnished to such Certificateholder indicating payment of any taxes withheld from any payments by the Paying Agent to such Certificateholder. The Owner Trustee and the Paying Agent shall be fully protected in relying upon, and each Certificateholder by its acceptance of a Certificate hereunder agrees to indemnify and hold the Owner Trustee, the Paying Agent and the Servicer harmless against all claims or liability of any kind arising in connection with or related to the Owner Trustee's or the Paying Agent's reliance upon any documents, forms or information provided by any Certificateholder to the Owner Trustee, the

         Paying Agent or the Owner Trustee. In addition, if the Paying Agent has not withheld taxes on any payment made to any Certificateholder, and the Paying Agent is subsequently required to remit to any taxing authority any such amount not withheld, such Certificateholder shall return such amount to the Paying Agent upon written demand by the Paying Agent. In no event shall the Owner Trustee or the Paying Agent be liable for consequential damages to any Certificateholder.

                  SECTION 5.3. Method of Payment. Subject to Section 9.1(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date and such Holder's Certificates in the aggregate evidence a denomination of not less than $1,000,000, or, if not, by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register.

                  SECTION 5.4. No Segregation of Monies; No Interest. Any monies received by the Owner Trustee or Paying Agent hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and, except as provided herein, the Paying Agent and the Owner Trustee shall not be liable for any interest thereon.

                  SECTION 5.5. Accounting; Reports; Tax Returns.

                           (a) It is the intention of the parties that the Trust will be treated as a partnership for tax purposes. Accordingly, the Administrator has agreed pursuant to the Administration Agreement that the Administrator shall, as appropriate: (i) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (ii) upon request, deliver to each Certificateholder, as may be required by the Code, such information as may be required to enable each Certificateholder to prepare its federal and state income tax returns, (iii) obtain a federal tax identification number for the Trust, and file or cause to be filed such tax returns relating to the Trust (once such returns are delivered to it in final form), and direct the Owner Trustee to make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for federal income tax purposes, (iv) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.2(f) with respect to income or distributions to Certificateholders and (v) cooperate in the filing of all documents required to be filed by the Trust with the Securities and Exchange Commission and otherwise take or cause to be taken all such actions as are notified by the Servicer to the Administrator as being required for the Trust's compliance with all applicable provisions of state and federal securities laws.

                           (b) The Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust provided it in execution form, unless applicable law requires the Certificateholders to sign such documents, in which case such documents shall be signed by the Certificateholders.

                           (c) None of the parties hereto shall make the election provided in Treasury Regulation Section 301.7701-3(c) to have the Trust classified as an association taxable as a corporation.

                                   ARTICLE VI

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

                  SECTION 6.1. General Authority. The Owner Trustee is authorized and directed to execute and deliver the Related Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Related Documents to which the Trust is to be a party and any amendment thereto, and on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver the Class A-1 Notes in the aggregate principal amount of $207,000,000, the Class A-2 Notes in the aggregate principal amount of $92,000,000, the Class A-3 Notes in the aggregate principal amount of $301,000,000, the Class M Notes in the aggregate principal amount of $64,583,000, and the Class B Notes in the aggregate principal amount of $85,417,000. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Related Documents. The Owner Trustee is further authorized, on behalf of the Trust, to enter into the Administration Agreement, to appoint a successor Administrator and to take from time to time such action as the Instructing Party recommends with respect to the Related Documents so long as such actions are consistent with the terms of the Related Documents.

                  SECTION 6.2. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged through the Administrator or such agents as shall be appointed from time to time) all of its responsibilities pursuant to the terms of this Agreement and the Related Documents and to administer the Trust, subject to the Related Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Related Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Related Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. Notwithstanding anything herein or in any Related Document to the contrary, the Owner Trustee shall discharge its obligations pursuant to Section 8.2 and Section 8.3 of the Sale and Servicing Agreement directly and not through the Administrator or any agent.

                  SECTION 6.3. Action upon Instruction.

                  (a) Subject to Article IV, the Certificateholders shall have the exclusive right to direct the actions of the Owner Trustee in the management of the Trust, so long as such instructions are not inconsistent with the express terms set forth herein or in any Related Document. The Certificateholders shall not instruct the Owner Trustee in a manner inconsistent with this Agreement or the Related Documents. Notwithstanding the foregoing, the Owner Trustee shall, upon due authorization and consent by the Seller, execute and deliver such notices, consents to the service of process and other necessary registration forms as may be required to qualify the Trust under the securities laws of any jurisdiction in which the underwriters of the Trust's securities may seek to qualify the securities for sale. The Trust is not hereby authorized without the express consent of the Seller to qualify the Seller as a foreign corporation or to execute on behalf of the Seller a general consent to service of process in any jurisdiction.

                  (b) The Owner Trustee shall not be required to take any action hereunder or under any Related Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is contrary to the terms hereof or of any Related Document or is otherwise contrary to law.

                  (c) No provision of this Agreement shall require the Owner Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) In accepting the trusts hereby created, the Owner Trustee acts solely as trustee hereunder and not in its individual capacity. The Owner Trustee agrees to disburse any monies actually received by it constituting part of the Trust Property upon the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, the Owner Trustee, when acting in such capacity, shall not be personally liable or accountable to any Person, under any circumstances, except by reason of its gross negligence, willful misconduct or breach of its representations, warranties or covenants.

                  (e) The Owner Trustee shall be under no liability (except as provided in (d) above) for any action taken by the Owner Trustee in good faith in reliance upon any paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, endorsement, assignment, resolution, draft or other document believed by it to be genuine and to have been signed by the proper party or parties or for the disposition of monies or Trust Property pursuant to this Agreement. As to any fact or matter, the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officer of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (f) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Related Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction received from the Certificateholders, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

                  (g) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Related Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

                  SECTION 6.4. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Property, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trust is a party, except as expressly provided by the terms of this Agreement (including as provided in Section 6.2) or in any written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any Related Document against the Owner Trustee. The Owner Trustee shall have no responsibility for preparing, monitoring or filing any financing or continuation statements in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement or any Related Document; however, the Owner Trustee will from time to time execute and deliver such financing or continuation statements as are prepared by the Servicer and delivered to the Owner Trustee for its execution on behalf of the Trust for the purpose of perfecting or maintaining the perfection of such a security interest or lien or effecting such a recording. The Owner Trustee nevertheless agrees that it will, at its own cost and expense (and not at the expense of the Trust), promptly take all action as may be necessary to discharge any liens on any part of the Trust Property that are attributable to claims against the Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Trust Property.

                  SECTION 6.5. No Action Except under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of, the Trust Property except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Related Documents and
(iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.3.

                  SECTION 6.6. Restrictions. The Owner Trustee shall not take any action (i) that is inconsistent with the purposes of the Trust set forth in
Section 2.3 or (ii) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes.

                  SECTION 6.7. Administration Agreement.

                  (a) The Administrator is authorized to execute on behalf of the Trust all documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Related Documents. Upon written request, the Owner Trustee shall execute and deliver to the Administrator a power of attorney appointing the Administrator its agent and attorney-in-fact to execute all such documents, reports, filings, instruments, certificates and opinions.

                  (b) If the Administrator shall resign or be removed pursuant to the terms of the Administration Agreement, the Owner Trustee may, and is hereby authorized and empowered to, appoint or consent to the appointment of a successor Administrator pursuant to the Administration Agreement.

                  (c) If the Administration Agreement is terminated, the Owner Trustee may, and is hereby authorized and empowered to, with the consent of the Certificateholders, appoint or consent to the appointment of a Person to perform substantially the same duties as are assigned to the Administrator in the Administration Agreement pursuant to an agreement containing substantially the same provisions as are contained in the Administration Agreement.

                  (d) The Owner Trustee shall promptly notify the Depositor of any default by or misconduct of the Administrator under the Administration Agreement of which the Owner Trustee has received written notice or of which a Responsible Officer has actual knowledge.

                                   ARTICLE VII

                          CONCERNING THE OWNER TRUSTEE

                  SECTION 7.1. Acceptance of Trustee and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Trust Property upon the terms of the Related Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Related Document under any circumstances, except (i) for its own willful misconduct or gross negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3, (iii) for liabilities arising from the failure of the Owner Trustee to perform obligations expressly undertaken by it in the last sentence of Section 6.4 hereof, (iv) for any investments issued by the Owner Trustee or any branch or affiliate thereof in its commercial capacity or (v) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                           (a) the Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Owner Trustee;

                           (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the instructions of the Instructing Party;

                           (c) no provision of this Agreement or any Related Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Related Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                           (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under this Agreement or any of the Related Documents, including the principal of and interest on the Notes;

                           (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Property or for or in respect of the validity or sufficiency of the Related Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to the Custodian, the Indenture Trustee, any Noteholder or any Certificateholder, other than as expressly provided for herein and in the Related Documents;

                           (f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Paying Agent, the Custodian, the Indenture Trustee or the Servicer under any of the Related Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Related Documents that are required to be performed by the Administrator under the Administration Agreement, the Custodian under the Custodian Agreement, the Indenture Trustee under the Indenture or the Servicer under the Sale and Servicing Agreement; and

                           (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Related Document, at the request, order or direction of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Related Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

                  SECTION 7.2. Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Related Documents unless the Certificateholders have previously received such items.

                  SECTION 7.3. Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor and the Certificateholders that:

                           (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority and all franchises, grants, authorizations, consents, orders and approvals from all governmental authorities necessary to execute, deliver and perform its obligations under this Agreement and each Related Document to which the Trust is a party.

                           (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement and each Related Document to which the Trust is a party, and this Agreement and each Related Document will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

                           (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound or result in the creation or imposition of any lien, charge or encumbrance on the Trust Property resulting from actions by or claims against the Owner Trustee individually which are unrelated to this Agreement or the Related Documents.

                  SECTION 7.4. Reliance; Advice of Counsel.

                  (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Related Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any Related Document.

                  SECTION 7.5. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created Wilmington Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Related Document shall look only to the Trust Property for payment or satisfaction thereof.

                  SECTION 7.6. Owner Trustee Not Liable for Certificates, Notes or Receivables. The recitals contained herein and in the Certificates (other than the signature and counter-signature of the Owner Trustee on the Certificates) shall be taken as the statements of the Depositor (other than the signature or counter-signature of the Owner Trustee on the Notes), and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Related Document or of the Certificates (other than the signature and counter-signature of the Owner Trustee on the Certificates) or the Notes (other than the signature or counter-signature of the Owner Trustee on the Notes), or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Property or its ability to generate the payments to be distributed to Noteholders under the Indenture or any payments to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable or any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Seller or the Servicer with any warranty or representation made under any Related Document or in any Related Document, or the accuracy of any such warranty or representation or any action of the Paying Agent, the Indenture Trustee, the Custodian or the Servicer taken in the name of the Owner Trustee.

                  SECTION 7.7. Owner Trustee May Own Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Seller, the Indenture Trustee and the Servicer in banking or other transactions with the same rights as it would have if it were not Owner Trustee.

                                  ARTICLE VIII

                          COMPENSATION OF OWNER TRUSTEE

                  SECTION 8.1. Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between AFL and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by AFL for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder; provided, however, that the Owner Trustee shall only be entitled to reimbursement for expenses hereunder to the extent such expenses (i) are fees of outside counsel engaged by the Owner Trustee in respect of the performance of its obligations hereunder or (ii) relate to the performance of its obligations pursuant to
Section 5.5 hereof.

                  SECTION 8.2. Indemnification. AFL shall be liable as primary obligor for, and shall indemnify the Owner Trustee in its individual capacity and its successors, assigns, agents and servants, and any co-trustee (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Related Documents, the Trust Property, the administration of the Trust Property or the action or inaction of the Owner Trustee hereunder, except only that AFL shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.1. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement.

                  SECTION 8.3. Non-recourse Obligations. Notwithstanding anything in this Agreement or any Related Document, the Owner Trustee agrees in its individual capacity and in its capacity as Owner Trustee for the Trust that all obligations of the Trust to the Owner Trustee individually or as Owner Trustee for the Trust shall be recourse to the Trust Property only.


                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.1. Termination of the Trust.

                           (a) The respective obligations and responsibilities of the Depositor and the Owner Trustee created by this Agreement and the Trust created by this Agreement shall terminate upon the later of
         (i) the maturity or other liquidation of the last Receivable (including the purchase as of any Accounting Date by the Seller or the Servicer at its option of the corpus of the Trust as described in Section 9.1 of the Sale and Servicing Agreement) and the subsequent distribution of amounts in respect of such Receivables as provided in the Related Documents, (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and (iii) the written consent of 100% of the Noteholders and 100% of the Certificateholders. In any case, there shall be delivered to the Owner Trustee, the Indenture Trustee and the Rating Agencies an Opinion of Counsel that all applicable preference periods under federal, state and local bankruptcy, insolvency and similar laws have expired with respect to the payments pursuant to clause (ii); provided, however, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living on the date of this Agreement of Rose Kennedy of the Commonwealth of Massachusetts; and provided, further, that the rights to indemnification under Section 8.2 shall survive the termination of the Trust. The Servicer shall promptly notify the Owner Trustee of any prospective termination pursuant to this Section 9.1. Except as provided in Section 9.2, the bankruptcy, liquidation, dissolution, termination, resignation, expulsion, withdrawal, death or incapacity of any Owner, shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Property nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

                           (b) Except as provided in Section 9.1(a), the Depositor shall not be entitled to revoke or terminate the Trust.

                           (c) Within five Business Days of receipt of notice of termination of the Trust given pursuant to Section 9.1(b) of the Sale and Servicing Agreement, to the extent such information has been provided to the Owner Trustee, the Owner Trustee shall mail written notice to each Certificateholder specifying (i) the Distribution Date upon which final payment of the Certificates shall be made upon presentation and surrender of Certificates at the office of the Paying Agent therein specified, (ii) the amount of any such final payment, and
         (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given, (i) the Indenture Trustee shall make deposits into the Certificate Distribution Account in accordance with
         Section 4.6 of the Sale and Servicing Agreement, or, (ii) in the case of an optional purchase of Receivables pursuant to Section 9.1 of the Sale and Servicing Agreement, the Indenture Trustee shall deposit the amount specified in Section 9.1 of the Sale and Servicing Agreement. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.2.

                           (d) In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain subject to this Agreement. Any funds which are payable to Certificateholders remaining in the Trust after 18 months following the initial notice shall be distributed by the Owner Trustee or the Paying Agent, as the case may be, to The United Way (but only upon termination of this Agreement), and the Certificateholders, by acceptance of their Certificates, hereby waive any rights with respect to such funds.

                           (e) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.

                                    ARTICLE X

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

                  SECTION 10.1. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation (i) satisfying the provisions of Section 3807(a) of the Business Trust Statute; (ii) authorized to exercise corporate trust powers; (iii) having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authorities; and (iv) having (or having a parent which has) a rating of at least Baa3 by Moody's or A-1 by Standard & Poor's or is otherwise acceptable to the Rating Agencies. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

                  SECTION 10.2. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor and the Servicer at least 30 days before the date specified in such instrument. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Owner Trustee meeting the qualifications set forth in Section 10.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

                  If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Depositor or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Owner Trustee. If the Depositor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Owner Trustee meeting the qualification requirements of Section 10.1 by written instrument, in triplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed, and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

                  Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until all fees and expenses, including any indemnity payments, due to the outgoing Owner Trustee have been paid and until acceptance of appointment by the successor Owner Trustee pursuant to
Section 10.3. The

Depositor shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

                  SECTION 10.3. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Depositor and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Depositor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

                  No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

                  Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Depositor shall mail notice of the successor of such Owner Trustee to the Indenture Trustee, the Noteholders and the Rating Agencies. If the Depositor shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Depositor. To the extent required by the Delaware Business Trust Statute, any successor Owner Trustee appointed hereunder shall promptly file an amendment to the Certificate of Trust.

                  SECTION 10.4. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such corporation shall be eligible pursuant to Section 10.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and provided further that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

                  SECTION 10.5. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Property, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee, shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.1.

                  Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                           (i) all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust Property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                           (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                           (iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

                  Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  SECTION 11.1. Amendment.

                  (a) This Agreement may be amended by the Depositor and the Owner Trustee (on behalf of the Certificateholders) but without the consent of any of the Noteholders (i) to cure any ambiguity, or (ii) to correct, supplement or modify any provisions in this Agreement; provided, however, that such provisions or revisions: (A) only amend items that are administrative in nature,
(B) cannot change the substantive provisions effecting the terms of the Trust, collecting cash proceeds from assets held, reinvesting proceeds from collections, otherwise servicing the assets and distribution proceeds to the Noteholders and (C) cannot be contrary to powers that are allowed for GAAP sales treatment under existing accounting literature; and that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder; provided, further, that any amendment within the scope of Section 11.1(b)(i) or (ii) shall be deemed to materially and adversely affect the interests of the Noteholders or the Certificateholders.

                  (b) This Agreement may also be amended from time to time by the Depositor and the Owner Trustee and, if such amendment materially and adversely affects the interests of Noteholders, the consent of a Note Majority (which consent of any Holder of a Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Notes; provided, however, that, no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made on any Note or the Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3 Interest Rate, the Class M Interest Rate or the Class B Interest Rate, or (ii) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Notes then outstanding.

                  (c) Prior to the execution of any such amendment or consent, the Depositor shall furnish written notification of the substance of such amendment or consent to each Rating Agency.

                  (d) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Certificateholders and the Indenture Trustee unless such parties have previously received such notification.

                  (e) It shall not be necessary for the consent of Certificateholders and Noteholders pursuant to Section 11.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders and Noteholders provided for in this Agreement) shall be subject to such reasonable requirements as the Owner Trustee may prescribe, including the establishment of record dates.

                  (f) Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

                  SECTION 11.2. No Recourse. The Certificateholders by accepting a Certificate acknowledges that such Certificateholder's Certificates represent beneficial interests in the assets of the Trust only and do not represent interests in or obligations of the Seller, the Servicer, the Owner Trustee, the Indenture Trustee, the Administrator or any Affiliate of any of the foregoing and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the Related Documents.

                  SECTION 11.3. No Petition. To the extent permitted by law, the Owner Trustee, by entering into this Trust Agreement, and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against the Seller, the Issuer or the Certificateholder, or join in or consent to any institution against the Seller, the Issuer or the Certificateholder, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, this Trust Agreement or any of the Related Documents.

                  SECTION 11.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

                  SECTION 11.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.6. Certificates Nonassessable and Fully Paid. Certificateholders shall not be personally liable for obligations of the Trust, the fractional undivided beneficial interests in the

Trust represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and Certificates upon execution thereof by the Owner Trustee pursuant to Section 3.3 are and shall be deemed fully paid; provided, however, that this Section 11.6 shall not affect in any way the terms set forth in Article VIII hereof.

                  SECTION 11.7. Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder.

                  SECTION 11.8. Counterparts. For the purpose of facilitating its execution and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  SECTION 11.9. Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Depositor, at the following address:
290 East Carpenter Freeway, 7 Decker, Irving, Texas 75062, Attention: Assistant General Counsel, with copies to Arcadia Financial Ltd., 2001 Beach Street, Suite 300, Fort Worth, Texas 76103, Attention: President, and Associates Corporation of North America, 250 East Carpenter Freeway, Irving, Texas 75062, Attention:
Senior Vice President - Corporate Finance, (b) in the case of the Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890,
Attention: Corporate Trust Administration, (c) in the case of each Rating Agency, 99 Church Street, New York, New York 10007 (for Moody's), and 55 Water Street, New York, New York 10041, Attention: Asset-Backed Surveillance (for Standard & Poor's), or at such other address as shall be designated by any such party in a written notice to the other parties.

                  IN WITNESS WHEREOF, the Depositor and the Owner Trustee have caused this Trust Agreement to be duly executed by their respective officers as of the day and year first above written.

                                   ARCADIA RECEIVABLES FINANCE CORP.


                                    By:        /s/ Scott W. McCarthy
                                        ----------------------------------------
                                        By: Scott W. McCarthy
                                        Title: Senior Vice President


                                    WILMINGTON TRUST COMPANY


                                    By:        /s/ Anita Dallago
                                        ----------------------------------------
                                        Name: Anita Dallago
                                        Title: Financial Services Officer